THE UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CORNISH HOLDING CORPORATION
(Name of small business issuer in its charter)

DELAWARE	6770	02-0720904
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1335 Dublin Road, Suite 213-B, Columbus, Ohio 43215 (212) 344-1600
(Address and telephone number of principal executive offices)

1335 Dublin Road, Suite 213-B, Columbus, Ohio 43215
(Address of Principal place of business or intended principal place of business)

SCHONFELD & WEINSTEIN, LLP,
80 Wall Street, Suite 815, New York, NY 10005 (212) 344-1600
(Name, address, and telephone number of agent for service)

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF
THIS REGISTRATION STATEMENT AND PROSPECTUS.

Joel Schonfeld, Esq.
Schonfeld & Weinstein, L.L.P.
80 Wall Street, Suite 815
New York, NY 10005
(212) 344-1600

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

		PROPOSED	PROPOSED
		MAXIMUM	MAXIMUM
TITLE OF EACH CLASS	AMOUNT	OFFERING	AGGREGATE	AMOUNT OF
OF SECURITIES BEING	BEING	PRICE PER	OFFERING	REGISTRATION
REGISTERED	REGISTERED	SHARE	PRICE	FEE

Shares of Common Stock	100,000	$.20	$20,000	$2.53

TOTAL	100,000	$.20	$20,000	$2.53

The above are estimated for purposes of computing the registration fee pursuant to Rule 457.

PROSPECTUS

CORNISH HOLDING CORPORATION
(A DELAWARE CORPORATION)
100,000 SHARES OF COMMON STOCK OFFERED AT $.20 PER SHARE

Cornish Holding Corporation (Cornish) is offering for sale 100,000 shares of common stock, $.0001 par value per share, at a purchase price of $0.20 per share. The offering price has been arbitrarily determined. The shares shall be sold exclusively by Cornish in a self-underwritten offering on an all or none basis for a period of ninety (90) days. If the offering has not been sold within the first ninety days, the offering may be extended an additional ninety days. This offering shall be conducted directly by Cornish without the use of a professional underwriter or securities dealer. All offering proceeds shall remain in escrow until Cornish has completed a merger or acquisition according to the terms of Rule 419 of the Securities Act of 1933. There are no minimum purchase requirements. The securities offered are not listed on any securities exchange or on the Nasdaq stock market.

	PRICE TO THE PUBLIC	PROCEEDS TO CORNISH

Per Share	$0.20	$0.20

Total	$20,000.00	$20,000.00

$2,000 in offering expenses may be deducted from the proceeds. The expenses include Blue Sky fees, accounting fees, printing fees, and filing fees.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE _____ IN THIS PROSPECTUS.

TABLE OF CONTENTS

Page

PROSPECTUS SUMMARY………………………………………………………………………………………..................................................

Cornish……………………………………………………………………………………………………………....................................................
The Offering………………………………………………………………………………………………………....................................................
Offering in Compliance with Rule 419…………………………………………………………………………….................................................

SUMMARY FINANCIAL INFORMATION…………………………………………………………………….
HIGH RISK FACTORS
New management of Cornish may not be able to successfully manage a public company………………………………………………………………………………

We have no operations to date and may not become profitable which will reduce the value of shareholders' investments……………………………………………………………………………………………...

We may not have sufficient funds to find a business combination in which case we will be unable to close a merger or acquisition………………………………………..

Investors will have no access to their funds while held in
escrow; if returned, you will not get interest on your refunds………………………………………….

A sufficient number of investors may fail to reconfirm their investments which would result in Cornish 's inability to consummate a merger or acquisition………………………………………………………

Escrowed Securities may not be transferred, which render invalid any contracts for sale to be satisfied by delivery of these securities……………………………………………………………………………………….

We have not specified a particular industry in which to search for a target business and it may take several months to do so…………………………………………………………………………………………

In relation to its competitors, Cornish is and will continue to be an insignificant participant in the business of seeking business combinations and, as a result, may not be able to a attract a suitable merger candidate……………………………………………………………………...

These may exist conflicts of interest on the part of Cornish’s officers and directors which could result in their inability to find a merger candidate…………………………………………………………………………………

Our management has limited experience and may miss certain business opportunities…………………………………………………………………………..

We expect a merger or acquisition to result in a lack of diversification which means Cornish will be subject to economic fluctuation within a particular industry……………………………………………………...

Investors in the offering will sustain an immediate dilutions of stock value…………………………………………………………………………………

Cornish may acquire a business in which its promoters, management and their affiliates own a beneficial interest, and objecting shareholder would have little recourse…………………………………………………..

INVESTORS' RIGHTS AND SUBSTANTIVE PROTECTION UNDER RULE 419 …………………………..

Deposit of Offering Proceeds and Securities………………………………………………………………………
Prescribed Acquisition Criteria…………………………………………………………………………
Post-Effective Amendment……………………………………………………………………………..
Reconfirmation Offering………………………………………………………………………………..
Release of Deposited Securities and Deposited Funds…………………………………………………
DILUTION ………………………………………………………………………………………………………..
USE OF PROCEEDS ……………………………………………………………………………………………..
CAPITALIZATION……………………………………………………………………………………………….
PROPOSED BUSINESS …………………………………………………………………………………………
History and Organization……………………………………………………………………………….
Plan of Operation……………………………………………………………………………………….
Evaluation of Business Combination…………………………………………………………………...
Business combinations………………………………………………………………………………….
Regulation………………………………………………………………………………………………
Employees………………………………………………………………………………………………
Facilities………………………………………………………………………………………………...
MANAGEMENT …………………………………………………………………………………………………
Biography……………………………………………………………………………………………….
Other Blank Check Companies…………………………………………………………………………
Conflicts of Interest……………………………………………………………………………………..
Remuneration…………………………………………………………………………………………..
Management Involvement………………………………………………………………………………
STATEMENT AS TO INDEMNIFICATION…………………………………………………………………….
MARKET FOR CORNISH’S COMMON STOCK……………………………………………………………….
CERTAIN TRANSACTIONS…………………………………………………………………………………….
PRINCIPAL STOCKHOLDERS………………………………………………………………………………….
DESCRIPTION OF SECURITIES………………………………………………………………………………..
Common Stock………………………………………………………………………………………….
Future Financing………………………………………………………………………………………..
Reports to Stockholders………………………………………………………………………………...
Dividends……………………………………………………………………………………………….
Transfer Agent………………………………………………………………………………………….
PLAN OF DISTRIBUTION……………………………………………………………………………………….
EXPIRATION DATE ……………………………………………………………………………………………..
LITIGATION……………………………………………………………………………………………………...
LEGAL OPINIONS……………………………………………………………………………………………….
EXPERTS………………………………………………………………………………………………………….
FURTHER INFORMATION ……………………………………………………………………………………..
FINANCIAL STATEMENTS……………………………………………………………………………………..

PROSPECTUS SUMMARY

Investors should carefully consider the information set forth in this prospectus under the heading "High Risk Factors."

CORNISH HOLDING CORPORATION

Cornish Holding Corporation was organized under the laws of the State of Delaware on March 26, 2004 as a vehicle to acquire or merge with a target business or company in a business combination. Management believes that Cornish’s characteristics as an enterprise with cash, nominal liabilities, and flexibility in structuring a merger or acquisition will make Cornish an attractive combination candidate. None of Cornish’s officers, directors, promoters, their affiliates or associates have had any preliminary contact or discussions and there are no present plans, proposals, arrangements or understandings with any representative of the owners of any business regarding the possibility of an acquisition or merger transaction.

Since Cornish’s organization, its activities have been limited to the sale of initial shares in connection with its organization and its preparation in producing a registration statement and prospectus for its initial public offering. Cornish will not engage in any substantive commercial business following the offering.

Cornish maintains its offices at the offices of Patricia Francill, President of Cornish, located at 1335 Dublin Road, Suite 213-B, Columbus, Ohio 43215 at no cost to Cornish. Cornish’s phone number is (614)-486-0200.

THE OFFERING

Securities offered…………………………………………...................	100,000 shares of common stock, $.0001 par value, being offered at $0.20 per share.

Common Stock outstanding prior to the offering…………....................	300,000 shares.

Common Stock to be outstanding after the offering……….................	400,000 shares.

Cornish is a blank check company and consequently this offering is being conducted in compliance with SEC Rule 419. Securities purchased by investors and the funds received in the offering will be deposited and held in a Rule 419 escrow account until an acquisition meeting specific criteria is completed. Cornish must update the registration statement with a post- effective amendment, and Cornish shareholders will have the opportunity to reconfirm their investments in Cornish. Shareholders who do not reconfirm their investments will receive a pro-rata refund of their investment. Cornish has 18 months from the date of this prospectus to consummate a business combination.

SUMMARY FINANCIAL INFORMATION

The following is a summary of Cornish’s consolidated financial information and is qualified in its entirety by the audited financial statements appearing in this prospectus.

FOR THE PERIOD MARCH 26, 2004 (INCEPTION) TO
DECEMBER 31, 2004

Statement of Income Data:
Net Sales	$ -0-
Net Loss	$ (83)
Net Loss Per Share	$ (.00)
Shares Outstanding at December 31, 2004	300,000

AS OF
DECEMBER 31, 2004

		PRO FORMA
	ACTUAL	AS ADJUSTED
Balance Sheet Data
Working Capital (deficit)	$ 562	$17,084
Total Assets	$1,460	$17,357
Long Term Debt	$ -0-	$-0-
Total Liabilities	$ 43	$ 43
Shareholders' Equity	$1,417	$17,314

Upon the sale of all the shares in this offering, Cornish will receive deposited funds of approximately $20,000, all of which must be deposited in the Rule 419 escrow account. Ten percent (10%) may be used by Cornish for expenses incurred in this offering. Cornish’s management intends to request release of these funds from escrow.

HIGH RISK FACTORS

The securities offered hereby are highly speculative in nature and involve an extremely high degree of risk and should be purchased only by persons who can afford to lose their entire investment.

•	New management of Cornish may not be able to successfully manage a public company.

Cornish anticipates that upon the consummation of a business combination there will be a change of control in Cornish, which will most likely result in the resignation or removal of Cornish’s present officers and directors. If there is a change in management, no assurance can be given as to the experience or qualification of such persons either in the operation of Cornish’s activities or in the operation of the business, assets or property being acquired. New management may be unsuccessful in managing Cornish after the merger.

•    We have had no operations to date and may not become profitable, which will reduce the value of shareholders' investments.

Cornish was incorporated in the State of Delaware on March 26, 2004 and has had no operations to date. There is no assurance Cornish’s intended acquisition or merger activities will be successful or result in revenue or profit to Cornish. Since Cornish has not yet attempted to seek a business combination, and due to Cornish’s lack of experience, there is only a limited basis upon which to evaluate Cornish’s prospects for achieving its intended business objectives. Any investment in Cornish should be considered an extremely high-risk investment.

•    We may not have sufficient funds to find a business combination in which case we will be unable to close a merger or acquisition.

Rule 419 states that only 10% of the net proceeds of this offering may be released from escrow prior to consummation of the business combination. This 10% may be insufficient to sustain Cornish’s search for a business combination. In such a case, Cornish will be unable to merge with an operating business.

As of December 31, 2004, Cornish had assets of $1,460 and $43 in liabilities. Upon the sale of all the shares in this offering, Cornish will receive net proceeds of approximately $20,000, all of which must be deposited in the Rule 419 escrow account. $2,000 may be used by Cornish as capital in order to seek a business combination. Cornish may be unable to complete an acquisition or merger due to a lack of sufficient funds. Therefore, Cornish may require additional financing in the future in order to close a business combination. Such financing may consist of the issuance of debt or equity securities. Cornish cannot give any assurances that such funds will be available, if needed, or whether they will be available on terms acceptable to Cornish. Cornish has no future financing plans. Such financing will not occur without shareholder approval. Cornish will not borrow funds from its officers, directors or current shareholders.

•    Investors will have no access to their funds while held in escrow; if returned, you will not get interest on your refunds.

There is no assurance that all shares being offered will be sold during the offering period. Investors have no right to the return or the use of their funds and cannot earn interest thereon until conclusion of the offering, which may continue for a period of up to six months after the date of this prospectus. Even upon the sale of the entire offering, the investors' funds may remain in the escrow account, which is non-interest bearing, and the investors will have no right to the return of or the use of their funds for a period of 18 months from the date of this prospectus.

•    A sufficient number of investors may fail to reconfirm their investments which would result in Cornish’s inability to consummate a merger or acquisition.

Any attempted business combination may fail if there is insufficient investor reconfirmations. A business combination with a target business cannot be consummated unless, in connection with the reconfirmation offering required by Rule 419, Cornish can successfully convince a sufficient number of investors representing 80% of the maximum offering proceeds to elect to reconfirm their investments. If, after completion of the reconfirmation offering, a sufficient number of investors do not reconfirm their investment, the business combination will not be consummated. In such event, none of the deposited securities held in escrow will be issued and the deposited funds will be returned to investors on a pro-rata basis.

•    Escrowed securities may not be transferred, which render invalid any contracts for sale to be satisfied by delivery of these securities.

No transfer or other disposition of the deposited securities shall be permitted other than by will or the laws of descent and distribution, or under a qualified domestic relations order as defined by the Internal Revenue Code of 1986, or Title 7 of the Employee Retirement Income Security Act, or the underlying rules. Rule 15g-8 states that it is unlawful for any person to sell the securities or any interest in or related to the securities held in the Rule 419 escrow account other than pursuant to a qualified domestic relations order in divorce proceedings. Therefore, any and all contracts for sale to be satisfied by delivery of the deposited securities and sales of derivative securities to be settled by delivery of the securities are prohibited. It is further prohibited to sell any interest in the deposited securities or any derivative securities whether or not physical delivery is required.

•    We have not specified a particular industry in which to search for a target business and it may take several months to do so.

To date, Cornish has not selected any particular industry in which to concentrate its business combination efforts. As a result, the search for a merger candidate may take several months. Additionally, the industry of a potential target business may have its own risks which have not been ascertained by Cornish.

•    In relation to its competitors, Cornish is and will continue to be an insignificant participant in the business of seeking business combinations and as a result, may not be able to attract a suitable merger candidate.

A large number of established and well-financed entities, including venture capital firms, have recently increased their merger and acquisition activities. Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than Cornish and, consequently, Cornish will be at a competitive disadvantage in identifying suitable merger or acquisition candidates and successfully consummating a proposed merger or acquisition.

•    There may exist conflicts of interest on the part of Cornish’s officers and directors which could result in their inability to find a merger candidate.

Cornish’s directors and officers are or may become, in their individual capacities, officers, directors, controlling shareholders and/or partners of other entities engaged in a variety of businesses. Each officer and director of Cornish is engaged in business activities outside of Cornish and will devote between 5 and 20 hours per month to Cornish. There exists potential conflicts of interest including, among other things, time, effort and business combinations with other such entities.

Conflict with other blank check companies with which members of management may become affiliated in the future may arise in the pursuit of business combinations. Cornish’s officers and directors may be involved as officers and directors of other blank check companies in the future. A potential conflict of interest may result if and when any officer of Cornish becomes an officer or director of another company, especially another blank check company. Such a conflict could result in management’s inability to find a merger candidate.

•    Our management has limited experience and may miss certain business opportunities.

Cornish’s success is dependent on its management. Cornish’s officers and director have only limited experience in the business activities in which Cornish intends to engage. Such inexperience may result in their missing certain business opportunities.

•    We expect a merger or acquisition to result in a lack of diversification which means Cornish will be subject to economic fluctuation within a particular industry.

Because we have limited capital, it is unlikely Cornish will be capable of negotiating more than one acquisition or merger. As a result, we expect to experience a lack of diversification which may subject Cornish to economic fluctuation within a particular industry in which a target company conducts business.

•    Investors in this offering will sustain an immediate dilution of stock value.

As of December 31, 2004, the net tangible book value of Cornish’s common stock was approximately $.002 per share, substantially less than the $0.20 per share to be paid by the public investors. In the event all the shares are sold, public investors will sustain an immediate dilution of approximately $.157 per share in the book value of public investors' holdings.

•    Cornish may acquire a business in which its promoters, management or their affiliates own a beneficial interest and objecting shareholders would have litter recourse.

Such a transaction would be considered a related party transaction not at arms length. While Cornish intends to seek shareholder approval for such a transaction, objecting shareholders would only be able to request the return of the pro-rata portion of their invested funds which currently held in escrow. Cornish has no current plans to engage in a related party transaction.

INVESTORS' RIGHTS AND SUBSTANTIVE PROTECTION UNDER RULE 419

DEPOSIT OF OFFERING PROCEEDS AND SECURITIES

Rule 419 requires that offering proceeds after deduction for underwriting commissions, underwriting expenses and dealer allowances, if any, and the securities purchased by investors in this offering, be deposited into an escrow or trust account governed by an agreement which contains certain terms and provisions specified by the Rule. Under Rule 419, the deposited funds and deposited securities will be released to Cornish and to the investors, respectively, only after Cornish has met the following three basic conditions.

First, Cornish must execute an agreement(s) for an acquisition(s) meeting certain prescribed criteria. Second, Cornish must file a post-effective amendment to the Registration Statement, which includes the terms of a reconfirmation offer that must contain conditions prescribed by the rules. The post-effective amendment must also contain information regarding the acquisition candidate(s) and its business(es), including audited financial statements. Third, Cornish must conduct the reconfirmation offer and satisfy all of the prescribed conditions, including the condition that a certain minimum number of investors must elect to remain investors. After Cornish submits a signed representation to the escrow agent that the requirements of Rule 419 have been met and after the acquisition(s) is consummated, the escrow agent can release the deposited funds and deposited securities.

Accordingly, Cornish has entered into an escrow agreement with Commerce Bank, 1350 Avenue of the Americas, New York, New York 10019, as escrow agent, which provides that:

(1)    The proceeds are to be deposited into the Rule 419 escrow account maintained by the escrow agent promptly upon receipt. Rule 419 permits 10% of the deposited funds to be released to Cornish prior to the reconfirmation offering. The deposited funds and any dividends or interest thereon, if any, are to be held for the sole benefit of the investors and can only be invested in bank deposits, or in money market mutual funds.

(2)    All securities issued in connection with the offering and any other securities issued with respect to such securities, including securities issued with respect to stock splits, stock dividends or similar rights are to be deposited directly into the escrow account promptly upon issuance. The identity of the investors are to be included on the stock certificates or other documents evidencing the deposited securities. The deposited securities held in the escrow account are to remain as issued, and are to be held for the sole benefit of the investors who retain the voting rights, if any, with respect to the deposited securities held in their names. The deposited securities held in the escrow account may not be transferred, disposed of nor any interest created other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 or Title 1 of the Employee Retirement Income Security Act.

(3)    Warrants, convertible securities or other derivative securities relating to deposited securities held in the escrow account may be exercised or converted in accordance with their terms; provided that, however, the securities received upon exercise or conversion together with any cash or other consideration paid in connection with the exercise or conversion are to be promptly deposited into the escrow account.

PRESCRIBED ACQUISITION CRITERIA

Rule 419 requires that before the deposited funds and the deposited securities can be released, Cornish must first execute an agreement to acquire an acquisition candidate(s) meeting certain specified criteria. The agreement(s) must provide for the acquisition(s) of a business(es) or assets for which the fair value of the business represents at least 80% of the maximum offering proceeds. The agreement(s) must include, as a condition precedent to their consummation, a requirement that the number of investors representing 80% of the maximum offering proceeds must elect to reconfirm their investment. For purposes of the offering, the fair value of the business(es) or assets to be acquired must be at least $16,000, which represents 80% of $20,000.

POST-EFFECTIVE AMENDMENT

Once the agreement(s) governing the acquisition(s) of a business(es) meeting the above criteria has been executed, Rule 4199 requires Cornish to update the registration statement with a post-effective amendment. The post-effective amendment must contain information about the proposed acquisition candidate(s) and its business(es), including audited financial statements, the results of this offering and the use of the funds disbursed from the escrow account. The post-effective amendment must also include the terms of the reconfirmation offer mandated by Rule 419. The reconfirmation offer must include certain prescribed conditions which must be satisfied before the deposited funds and deposited securities can be released from escrow.

RECONFIRMATION OFFERING

The reconfirmation offer must commence after the effective date of the post-effective amendment. Rule 419 states that the terms of the reconfirmation offer must include the following conditions:

(1)    The prospectus contained in the post-effective amendment will be sent to each investor whose securities are held in the Escrow Account within 5 business days after the effective date of the post-effective amendment.

(2)    Each investor will have no fewer than 20 and no more than 45 business days from the effective date of the post-effective amendment to notify Cornish in writing that the investor elects to remain an investor.

(3)    If Cornish does not receive written notification from any investor within 20 business days following the effective date, the pro rata portion of the deposited funds and any related interest or dividends held in the escrow account on such investor's behalf will be returned to the investor within 5 business days by first class mail or other equally prompt means.

(4)    The acquisition(s) will be consummated only if a minimum number of investors representing 80% of the maximum offering proceeds equaling $16,000 elect to reconfirm their investment.

(5)    If a consummated acquisition (s) has not occurred by, 18 months from the date of this prospectus, the deposited funds held in the Escrow Account shall be returned to all investors on a pro rata basis within 5 business days by first class mail or other equally prompt means.

RELEASE OF DEPOSITED SECURITIES AND DEPOSITED FUNDS

The deposited funds and deposited securities may be released to Cornish and the investors, respectively, after:

(1)    The Escrow Agent has received a signed representation from Cornish and any other evidence acceptable by the Escrow Agent that:

(a)    Cornish has executed an agreement for the acquisition(s) of a target business(es) for which the fair market value of the business represents at least 80% of the maximum offering proceeds and has filed the required post-effective amendment;

(b)    The post-effective amendment has been declared effective, that the mandated reconfirmation offer having the conditions prescribed by Rule 419 has been completed and that Cornish has satisfied all of the prescribed conditions of the reconfirmation offer.

(2)    The acquisition(s) of the business(es) with the fair value of at least 80% of the maximum proceeds.

DILUTION

The net tangible book value (deficit) of Cornish as of December 31, 2004 was $562 with the net tangible book value (deficit) per share being $.002 . Net tangible book value is the net tangible assets of Cornish (total assets less total liabilities and intangible assets). For purposes of this computation, the deferred offering costs are treated as an intangible asset. The public offering price per share is $0.20. The pro-forma net tangible book value after the offering will be $17,084, with the pro-forma net tangible book value per share after the offering being $.043. The shares purchased by investors in this offering will be diluted by $.157 per share, or 78.5%. As of December 31, 2004, there were 300,000 shares of Cornish’s common stock outstanding.

Dilution represents the difference between the public offering price and the net pro-forma tangible book value per share immediately after the completion of the public offering. The following table illustrates this dilution to be experienced by investors in the offering:

▪	Public offering price per share $.20
▪	Net tangible book value per share before offering $.002;
▪	Pro-forma net tangible book value per share after offering $.043;
▪	Pro-forma increase per share attributable to shares offered hereby $.041;
▪	Pro-forma dilution per share to public investors $.157 .

	MONEY	NET TANGIBLE
	RECEIVED FOR	BOOK VALUE PER
# SHARES	SHARES BEFORE	SHARE BEFORE
BEFORE OFFERING	OFFERING	OFFERING

300,000	$1,500.002

PRO-FORMA
	TOTAL	NET TANGIBLE
TOTAL	AMOUNT OF	BOOK VALUE
# OF SHARES	MONEY RECEIVED	PER SHARE
AFTER OFFERING	FOR SHARES	AFTER OFFERING

400,000	$21,500	$.043

PRO-FORMA		PRO-FORMA INCREASE
NET TANGIBLE	NET TANGIBLE	PER SHARE
BOOK VALUE PER	BOOK VALUE PER	ATTRIBUTED
SHARE AFTER	SHARE BEFORE	TO SHARES
OFFERING	OFFERING	OFFERED

$.043	$.002	$.041

PRO-FORMA
NET TANGIBLE
	BOOK VALUE PER	PER SHARE PRO-FORMA
PUBLIC OFFERING	SHARE AFTER	DILUTION TO
PRICE PER SHARE	OFFERING	PUBLIC INVESTORS

$.20	$.043	$.157

As of the date of this prospectus, the following table sets forth the percentage of equity to be purchased by public investors in this offering compared to the percentage of equity to be owned by the present stockholders, and the comparative amounts paid for the shares by the public investors as compared to the total consideration paid by the present stockholders of Cornish.

		APPROX. %		APPROX. %
PUBLIC	SHARES	TOTAL SHARES	TOTAL	TOTAL
STOCKHOLDER	PURCHASED	OUTSTANDING	CONSIDERATION	CONSIDERATION

New Investors	100,000	25%	$20,000	93%

Existing
Shareholders	300,000	75%	$ 1,500	7%

300,000 shares of common stock were issued prior to this offering, at $.005 per share. None of these shares are being registered.

USE OF PROCEEDS

The gross proceeds of this offering will be $20,000. According to Rule 419, after all of the shares are sold, 10% of the deposited funds may be released from escrow to Cornish. Cornish intends to request release of this 10%. In the event that Cornish does not request release of these funds, the funds shall remain in escrow as part of the offering proceeds. Upon the consummation of a business combination, all escrowed offering proceed will be released to Cornish. Cornish shall transfer these proceeds to the merged entity, which will have full discretion as to the use of such proceeds.

		APPROXIMATE
	APPROXIMATE	PERCENTAGE
	AMOUNT	TOTAL

Escrowed funds pending
business combination	$18,000	90%

This figure of $18,000 assumes release of 10% of the deposited funds.

There will be an estimated $4,103 in expenses related to this offering. Of this amount, $625 has already been paid to Michael T. Studer, CPA P.C. for auditing expenses rendered on behalf of Cornish. The remaining estimated $3,478 in expenses will come from Cornish’s treasury.

While Cornish presently anticipates that it will be able to locate and consummate a business combination, which adheres to the criteria discussed under "Investors' Rights and Substantive Protection Under Rule 419," if Cornish determines that a business combination requires additional funds, it may seek such additional financing through loans, issuance of additional securities or through other financing arrangements. No such financial arrangements presently exist, and no assurances can be given that such additional financing will be available or, if available, whether such additional financing will be on terms acceptable to Cornish. Persons purchasing shares in this offering will not, unless required by law, participate in the determination of whether to obtain additional financing or as to the terms of such financing. Because of Cornish’s limited resources, it is likely that Cornish will become involved in only one business combination.

CAPITALIZATION

The following table sets forth the capitalization of Cornish as of December 31, 2004, and pro-forma as adjusted to give effect to the sale of 100,000 shares offered by Cornish.

 December 31, 2004

	PRO FORMA
	ACTUAL	AS ADJUSTED

Long-term debt	$ -0-	$-0-

Stockholders' equity:

Preferred stock $.0001 par value;	$-0-	$-0-
authorized 5,000,000 shares, none issued

Common stock, $.0001 par value; authorized	$ 30	$ 40
30,000,000 shares, issued and
outstanding, 300,000 shares actual and
400,000 shares pro forma adjusted

Additional paid-in capital	$1,470	$17,357

Deficit accumulated during
the development period	$(83)	$(83)

Total stockholders' equity	$1,417	$17,314

Total capitalization	$1,417	$17,314

PROPOSED BUSINESS

History and Organization

Cornish was organized under the laws of the State of Delaware on March 26, 2004. Since inception, the primary activity of Cornish has been directed to organizational efforts and obtaining initial financing. Cornish was formed as a vehicle to pursue a business combination. Cornish has not engaged in any preliminary efforts intended to identify possible business combination and has neither conducted negotiations concerning, nor entered into a letter of intent concerning any such target business.

Cornish’s initial public offering will comprise 100,000 shares of common stock at a purchase price of $0.20 per share. The offering price has been arbitrarily determined.

Cornish is filing this registration statement in order to affect a public offering for its securities.

Plan of Operation

Cornish was organized for the purposes of creating a corporate vehicle to seek, investigate and, if such investigation warrants, engaging in business combinations presented to it by persons or firms who or which desire to employ Cornish’s funds in their business or to seek the perceived advantages of publicly-held corporation. Cornish’s principal business objective will be to seek long-term growth potential in a business combination venture rather than to seek immediate, short-term earnings. Cornish will not restrict its search to any specific business, industry or geographical location, and Cornish may engage in a business combination.

Cornish does not currently engage in any business activities which provide any cash flow. The costs of identifying, investigating, and analyzing business combinations will be paid with money in Cornish’s treasury. Persons purchasing shares in this offering and other shareholders will most likely not have the opportunity to participate in any of these decisions. Cornish’s proposed business is sometimes referred to as a "blank check" company because investors will entrust their investment monies to Cornish’s management before they have a chance to analyze any ultimate use to which their money may be put. Although all of the deposited funds of this offering are intended to be utilized generally to effect a business combination, such proceeds are not otherwise being designated for any specific purposes.

Pursuant to Rule 419, prospective investors who invest in Cornish will have an opportunity to evaluate the specific merits or risks of only the business combination management decides to enter into. Cost overruns will be borne equally by all current shareholders of Cornish. Such cost overruns will not be charged to Cornish, but will be funded through current shareholders' voluntary contribution of capital. This is based on an oral agreement between current shareholders and Cornish.

Cornish may seek a business combination in the form of firms which have recently commenced operations, are developing companies in need of additional funds for expansion into new products or markets, are seeking to develop a new product or service, or are established businesses which may be experiencing financial or operating difficulties and are in need of additional capital. A business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself, such as time delays, significant expense, loss of voting control and compliance with various Federal and State securities laws.

Cornish will not acquire a target business unless the fair value of the target business represents 80% of the maximum offering proceeds. To determine the fair market value of a target business, Cornish’s management will examine the audited financial statements including balance sheets and statements of cash flow and stockholders' equity of any candidate, focusing attention on a potential target business's assets, liabilities, sales and net worth. In addition, management of Cornish will participate in a personal inspection of any potential target business. If Cornish determines that the financial statements of a proposed target business does not clearly indicate that the fair market value of the target business represents 80% of Cornish’s maximum offering proceeds, Cornish will cease negotiations with such target business and, begin looking for another potential merger candidate.

Management believes that the probable desire on the part of the owners of target businesses to assume voting control over Cornish to avoid tax consequences or to have complete authority to manage the business will almost assure that Cornish will combine with just one target business. Management also anticipates that upon consummation of a business combination, there will be a change in control in Cornish which will most likely result in the resignation or removal of Cornish’s present officers and directors. None of Cornish’s officers or directors have had any preliminary contact or discussions with any representative of any other entity regarding a business combination. Accordingly, any target business that is selected may be a financially unstable company or an entity in its early stage of development or growth, including entities without established records of sales or earnings, Cornish will become subjected to numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. In addition, Cornish may affect a business combination with an entity in an industry characterized by a high level of risk, and although management will endeavor to evaluate the risks inherent in a particular industry or target business, there can be no assurance that Cornish will properly ascertain or assess all significant risks.

Cornish anticipates that the selection of a business combination will be complex and extremely risky. Because of general economic conditions, rapid technological advances being made in some industries, and shortages of available capital, management believes that there are numerous firms seeking even the limited additional capital which Cornish will have and/or the benefits of a publicly traded corporation. Such perceived benefits of a publicly traded corporation may include facilitating or improving the terms on which additional equity financing may be sought, providing liquidity for the principals of a business, creating a means for providing incentive stock options or similar benefits to key employees, providing liquidity, subject to restrictions of applicable statutes for all shareholders, and other factors. Potentially available business combinations may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex. Management believes Cornish can satisfy its cash requirement for at least eighteen (18) months without having to raise additional capital.

EVALUATION OF BUSINESS COMBINATIONS

The analysis of business combinations will be undertaken by or under the supervision of the officers and directors of Cornish, none of whom is a professional business analyst. Management intends to concentrate on identifying preliminary prospective business combinations which may be brought to its attention through present associations. In analyzing prospective business combinations, management will consider such matters as the available technical, financial, and managerial resources; working capital and other financial requirements; history of operation, if any; prospects for the future; nature of present and expected competition; the quality and experience of management services which may be available and the depth of that management; the potential for further research, development, or exploration; specific risk factors not now foreseeable but which then may be anticipated to impact the proposed activities of Cornish; the potential for growth or expansion; the potential for profit; the perceived public recognition or acceptance or products, services, or trades; name identification; and other relevant factors. Officers and directors of Cornish will meet personally with management and key personnel of the firm sponsoring the business opportunity as part of their investigation. To the extent possible, Cornish intends to utilize written reports and personal investigation to evaluate the above factors.

Since Cornish will be subject to Section 13 or 15 (d) of the Securities Exchange Act of 1934, it will be required to furnish certain information about significant acquisitions, including audited financial statements for company(s) acquired, covering one, two or three years depending upon the relative size of the acquisition. Consequently, acquisition prospects that do not have or are unable to obtain the required audited statements may not be appropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable. In the event Cornish’s obligation to file periodic reports is suspended under Section 15(d), Cornish intends on voluntarily filing such reports.

It may be anticipated that any business combination will present certain risks. Many of these risks cannot be adequately identified prior to selection, and investors must therefore depend on the ability of management to identify and evaluate such risks. In the case of some of the potential combinations available to Cornish, it may be anticipated that the promoters have been unable to develop a going concern or that such business is in its development stage in that it has not generated significant revenues from its principal business activity prior to Cornish’s merger or acquisition, and there is a risk, even after the consummation of such business combinations and the related expenditure of Cornish’s funds, that the combined enterprises will still be unable to become a going concern or advance beyond the development stage. Many of the combinations may involve new and untested products, processes, or market strategies which may not succeed. Such risks will be assumed by Cornish and, therefore, its shareholders.

BUSINESS COMBINATIONS

In implementing a structure for a particular business acquisition, Cornish may become a party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another corporation or entity. It may also purchase stock or assets of an existing business. Investors should note that any merger or acquisition effected by Cornish can be expected to have a significant dilative effect on the percentage of shares held by Cornish’s then-shareholders, including purchasers in this offering. On the consummation of a business combination, the target business will have significantly more assets than Cornish; therefore, management plans to offer a controlling interest in Cornish to the target business. While the actual terms of a transaction to which Cornish may be a party cannot be predicted, it may be expected that the parties to the business transaction will find it desirable to avoid the creation of a taxable event and thereby structure the acquisition in a so-called "tax-free" reorganization under Sections 368(a)(1) or 351 of the Internal Revenue Code of 1954. In order to obtain tax-free treatment under the Code, it may be necessary for the owners of the acquired business to own 90% or more of the voting stock of the surviving entity. In such event, the shareholders of Cornish, including investors in this offering, would retain less than 10% of the issued and outstanding shares of the surviving entity, which would be likely to result in significant dilution in the equity of such shareholders. Management of Cornish may choose to avail Cornish of these provisions. In addition, a majority of all of Cornish’s directors and officers may, as part of the terms of the acquisition transaction, resign as directors and officers.

It is anticipated that any securities issued in any such reorganization would be issued in reliance on exemptions from registration under applicable federal and state securities laws. In some circumstances, however, as a negotiated element of this transaction, Cornish may agree to register such securities either at the time the transaction is consummated, under certain conditions, or at specified times thereafter. The issuance of substantial additional securities and their potential sale into any trading market which may develop in Cornish’s common stock may have a depressive effect on such market.

If at any time prior to the completion of this offering Cornish enters negotiations with a possible merger candidate and such a transaction becomes probable, then this offering will be suspended so that an amendment can be filed which will include financial statements including balance sheets and statements of cash flow and stockholders' equity of the proposed target.

Cornish may acquire a business in which Cornish’s promoters, management or their affiliates own a beneficial interest. In such event, such transactions may be considered a related party transaction not at arms-length. No related party transaction is presently contemplated. If in the event a related party transaction is contemplated sometime in the future, Cornish intends to seek shareholder approval through a vote of shareholders. However, shareholders objecting to any such related party transaction will be able only to request the return of the pro-rata portion of their invested funds held in escrow in connection with the reconfirmation offering to be conducted in accordance with Rule 419 upon execution of the acquisition agreement.

Cornish has adopted a policy that it will not pay a finder's fee to any member of management for locating a merger or acquisition candidate. No member of management intends to or may seek and negotiate for the payment of finder's fees. In the event there is a finder's fee, it will be paid at the direction of the successor management after a change in management control resulting from a business combination. Cornish’s policy regarding finder's fees is based on an oral agreement among management. Management is unaware of any circumstances under which such policy through their own initiative may be changed.

Management does not intend to advertise or promote Cornish. Instead, Cornish’s management will actively search for potential target businesses. In the event management decides to advertise to attract a target business, the cost of such advertising will be assumed by management.

NO ASSURANCES OF A PUBLIC MARKET

Rule 419 states that all securities purchased in an offering by a blank check company, as well as securities issued in connection with an offering to underwriters, promoters or others as compensation or otherwise, must be placed in the Rule 419 escrow account. These securities will not be released from escrow until the consummation of a merger or acquisition as provided for in Rule 419. There is no present market for the common stock of Cornish and there is no likelihood of any active and liquid public trading market developing following the release of securities from the Rule 419 account. Thus, shareholders may find it difficult to sell their shares. To date, neither Cornish nor anyone acting on its behalf has taken any affirmative steps to request or encourage any broker dealer to act as a market maker for Cornish’s common stock. Further, there have been no discussions or understandings, preliminary or otherwise, between Cornish or anyone acting on its behalf and any market maker regarding the participation of any such market maker in the future trading market, if any, for Cornish’s common stock. Present management of Cornish has no intention of seeking a market maker for Cornish’s common stock at any time prior to the reconfirmation offer to be conducted prior to the consummation of a business combination. The officers of Cornish after the consummation of a business combination may employ consultants or advisors to obtain such market makers. Management expects that discussions in this area will ultimately be initiated by the management of Cornish in control of the entity after a business combination is reconfirmed by the stockholders. There is no likelihood of any active and liquid trading market for Cornish’s common stock developing.

Upon the consummation of a business combination, Cornish anticipates that there will be a change in Cornish’s management, which management may decide to change the policies as to the use of proceeds as stated in this prospectus. Cornish’s present management anticipates that the deposited funds will be used by the post-merger management at its sole discretion. No compensation will be paid or due or owing to any officer or director until after a business combination is consummated. Such policy is based upon an oral agreement among management. Management is unaware of any circumstances under which such policy through their own initiative may be changed. Cornish is not presently considering any outside individual for a consulting position; however, Cornish cannot rule out the need for outside consultants in the future. No decisions have been made as to payment of these consultants.

Present management of Cornish will not make any loans of the $2,000 available from the deposited funds of this offering, nor will present management borrow funds and use either Cornish’s working capital or deposited funds as security for such. This policy is based upon an oral agreement among management. Management is unaware of any circumstances under which such policy through their own initiative may be changed. Upon consummation of a business combination, management of the merged entity will have full discretion as to the use of all offering proceeds.

The proceeds received in this offering will be put into the Rule 419 escrow account pending consummation of a business combination and reconfirmation by investors. Such deposited funds will be in an insured depository institution account in either a certificate of deposit or interest bearing savings account as placed by Signature Bank, 71 Broadway, New York, New York.

REGULATION

The Investment Company Act defines an "investment company" as an issuer which is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading of securities. While Cornish does not intend to engage in such activities, Cornish could become subject to regulations under the Investment Company Act in the event Cornish obtains or continues to hold a minority interest in a number of enterprises. Cornish could be expected to incur significant registration and compliance costs if required to register under the Investment Company Act. Accordingly, management will continue to review Cornish’s activities from time to time with a view toward reducing the likelihood Cornish could be classified as an "Investment Company."

EMPLOYEES

Cornish presently has no employees. Each officer and director of Cornish is engaged in business activities outside of Cornish, and the amount of time they will devote to Cornish’s business will only be between five (5) and twenty (20) hours per person per week. Upon completion of the public offering, it is anticipated that the President and the other officers and directors of Cornish will devote the time necessary each month to the affairs of Cornish until a successful business opportunity has been acquired.

FACILITIES

Cornish is presently using as its office the office of Patricia Francill, President of Cornish located at 1335 Dublin Road, Suite 213-B, Columbus, Ohio 43215, at no cost to Cornish. Such arrangement is expected to continue after completion of this offering only until a business combination is consummated, although there is currently no such agreement between Cornish and Patricia Francill. Cornish owns no equipment, and does not intend to own any upon completion of this offering.

MANAGEMENT

The officers and directors of Cornish, and further information concerning them are as follows:

NAME	AGE	POSITION

Patricia A. Francill	56	President, Director

John Vidaver	57	Chief Financial officer, Secretary, Director

BIOGRAPHY

Patricia Francill, President and a director of Cornish since inception. She was Treasurer and director of Centurion Telecommunications Corp. from 1997 to 2003. Prior to that, Ms. Francill was President of Centurion Broadcasting Systems Inc. from March 1994 until November 1997. Ms. Francill served as Secretary and Treasurer of Taylor Equities, Inc., a blank check company, from January 26, 1990 to January 15, 1992. She was also a Credit Manager for the Department of Medicine, Ohio State University from 1981-1985. Ms. Francill has been Secretary and a director of Cornish since March 2004.

JOHN E. VIDAVER, has served as Secretary and a director Cornish since inception. He has been a free-lance radio announcer and voice-over artist for commercials and films since 1990. He has worked for such radio stations as WQXR Radio, New York, NY, and WQCD Radio, New York, NY. Mr. Vidaver is a graduate of Rutgers College (Rutgers University) of New Jersey.

OTHER BLANK CHECK COMPANIES

Competing searches for target business among blank check affiliates may present conflicts of interest. Currently, Cornish is not affiliated with any other prior blank check companies.

CONFLICTS OF INTEREST

None of the officers, directors, and/or shareholders of Cornish are involved in any blank check offerings, except that Schonfeld & Weinstein, L.L.P., a shareholder of Cornish, is the attorney for Brighton Investment Co, Inc., a blank check company and shareholder of and counsel to Ramtal, Inc., a black check company.

No member of management is currently affiliated or associated with any blank check company. Management does not currently intend to promote blank check entities other than Cornish. However, management may become involved with the promotion of other blank check companies in the future. A potential conflict of interest may occur in the event of such involvement. Management intends to present each business combination candidate to the shareholders for their approval.

REMUNERATION

No officer or director of Cornish has received any cash remuneration since Cornish’s inception, and none is to receive or accrue any remuneration or reimbursements of expenses from Cornish upon completion of this offering. No remuneration of any nature has been paid for or on account of services rendered by a director in such capacity. None of the officers and directors intends to devote more than 20 hours a month of his time in Cornish’s affairs.

MANAGEMENT INVOLVEMENT

All of management has been involved in Cornish’s affairs. Cornish has conducted no business as of yet, and aside from the search for shareholders associated with Cornish’s formation, management has done no work with or for Cornish. All of management will speak to business associates and acquaintances and will search the New York Times, the Wall Street Journal and other business publications for target businesses. After the closing of this offering, all of management intends to search for, consider and negotiate with a target business. Management has not divided these duties among its members. No member of management has any distinct influence over the others in connection with their participation in Cornish’s affairs.

STATEMENT AS TO INDEMNIFICATION

Section 722 of the Delaware Business Corporation Law provides for indemnification of the officers, directors, employees and agents of registrants by Cornish. Complete disclosure of this statute is provided in Part II hereof. This information can be examined as described in "Further Information".

Under Article VI of Cornish’s bylaws, Cornish will indemnify and hold harmless to the fullest extent authorized by the Delaware, any director, officer, agent or employee of Cornish, against all expense, liability and loss reasonably incurred or suffering by such person in connection with Cornish.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against the public policy as expressed in the Securities Act and is therefore, unenforceable.

MARKET FOR CORNISH’S COMMON STOCK

Prior to this date, there has been no trading market for Cornish’s common stock. Pursuant to the requirements of Rule 15g-8 of the Exchange Act, a trading market will not develop prior to or after the effectiveness of this prospectus or while the common stock under this offering is maintained in escrow. The common stock under this offering will remain in escrow until Cornish’s consummation of a business combination pursuant to the requirements of Rule 419. There are currently 3 holders of Cornish’s outstanding common stock. The outstanding common stock was sold in reliance upon an exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended. All purchasers were sophisticated investors. Current shareholders will own 60% of the outstanding shares upon completion of the offering and, as a result, there is no likelihood of an active public trading market, as that term is commonly understood, developing for the shares.

Cornish is aware of a letter dated January 21, 2000 to Mr. Ken Worm, Assistant Director, OTC Compliance Unit of NASD Regulation, Inc. Cornish does not believe that such letter is directly applicable to the shares of Cornish being registered in the registration statement. However, Cornish is aware that the 300,000 shares issued in Cornish’s private placement offering will have to be registered pursuant to the Securities Act of 1933 before such shares can be freely traded.

There can be no assurance that a trading market will develop upon the consummation of a business combination and the subsequent release of the common stock and other escrowed shares from escrow. To date, neither Cornish nor anyone acting on its behalf has taken any affirmative steps to retain or encourage any broker dealer to act as a market maker for Cornish’s common stock. Further, there have been no discussions or understandings, preliminary or otherwise, between Cornish or anyone acting on its behalf and any market maker regarding the participation of any such market maker in the future trading market, if any, for Cornish’s common stock. Present management does not anticipate that any such negotiations, discussions or understandings shall take place prior to the execution of an acquisition agreement. Management expects that decisions in this area will ultimately be initiated by the party or parties controlling the entity or assets, which Cornish may acquire. Such party or parties may employ consultants or advisors to obtain such market maker but present management of Cornish has no intention of doing so at the present time.

CERTAIN TRANSACTIONS

Cornish was incorporated in the State of Delaware on March 26, 2004. Between March 26, 2004 and December 31, 2004, Cornish issued 300,000 shares to 3 shareholders at $.005 per share, for a total of $1,500.

The current breakdown of share ownership by shareholders may be found in the section on Principal Stockholders.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding the beneficial ownership of Cornish’s common stock as of the date of this prospectus, and as adjusted to reflect the sale of the shares offered hereby, by (i) each person who is known by Cornish to own beneficially more than 5% of Cornish’s outstanding common stock; (ii) each of Cornish’s officers and directors; and (iii) all directors and officers of Cornish as a group. None of the current shareholders have received or will receive any extra or special benefits that were not shared equally (pro-rata) by all holders of shares of Cornish’s stock.

			PERCENT OF
NAME/ADDRESS	SHARES OF	PERCENT OF	CLASS OWNED
BENEFICIAL	COMMON STOCK	CLASS OWNED	AFTER
OWNER (1)	BENEFICIALLY OWNED	BEFORE OFFERING	OFFERING

Schonfeld & Weinstein, L.L.P.	280,000	93.4%	70%
80 Wall Street, Suite 815,
New York, New York 10005

Patricia A. Francill	10,000	3.3%	2.5%
1335 Dublin Road, Suite 213-B
Columbus, Ohio 43215

John Vidaver	10,000	3.3%	2.5%
49 Poplar Avenue
Oradell, New Jersey 07469

Officers and directors	20,000	6.6%	5%
as a group ([2] persons)

(1)	The principals of Schonfeld & Weinstein, L.L.P. are Joel Schonfeld and Andrea I. Weinstein.

PRIOR BLANK CHECK COMPANIES

Certain of Cornish’s principal stockholders have been involved with other blank check companies in the past.

Schonfeld & Weinstein, L.L.P., the two principals of which are Joel Schonfeld and Andrea I. Weinstein, was a shareholder of Lorelei Corp., a blank check company. The eighteen-month period proscribed by Rule 419 expired without Lorelei entering into a merger or acquisition. All funds were returned to investors.

Schonfeld & Weinstein, L.L.P. was a shareholder of Talram, Inc., a blank check company which filed a Form 10-SB on February 13, 2002. On May 13, 2004, Talram acquired all of the shares of Rhohan Holdings Limited ("Rhohan") a British Virgin Islands ("BVI") corporation, in consideration for the issuance of a majority of Talram's shares. Rhohan is a holding company for Chengdu Tonglin Casting Industrial Co., Ltd. ("Tonglin"), a PRC company that is classified as a wholly foreign owned enterprise under PRC law. Pursuant to the terms of the merger agreement, Talram issued 8,590,910 shares of its common stock in exchange for 100% of the issued and outstanding securities of Rhohan. As a result of the merger, Double Unity Investments, Ltd., the sole shareholder of Rhohan, owned 94.5% of Talram's outstanding common stock, and Rhohan became a wholly owned subsidiary of Talram, which changed its name to China Autoparts, Inc. Schonfeld & Weinstein, L.L.P. owns 12,500 shares of China Auto Parts, Inc. Mr. Schonfeld and Ms. Weinstein were officers and directors of Talram. Both resigned upon the merger.

Schonfeld & Weinstein, L.L.P., was a shareholder, and Mr. Vidaver served as President and a director of The Arielle Corp., a blank check company whose initial public offering was declared effective by the Securities and Exchange Commission on April 5, 1999. Pursuant to the Arielle Corp.'s offering, 100,000 shares of common stock were offered at $.35 per share for a total of $35,000. On October 6, 2000, the Arielle Corp merged with Method Products Corp., a Florida Corporation, with Arielle as the surviving entity. Management of Arielle resigned upon effectiveness of the merger. In addition to shares purchased by them in Arielle's private placement offering, Schonfeld & Weinstein, L.L.P. received 156,000 shares of Arielle common stock upon consummation of the merger with Method Products Corp. Schonfeld & Weinstein, L.L.P. has had no further involvement with The Arielle Corp. Mr. Vidaver resigned as an officer and director of the Arielle Corp. upon its merger with Method Products Corp. He has no further involvement with this company. Method Products Corp. common stock traded on the OTC-Bulletin Board under the symbol MPCT.

Joel Schonfeld and Andrea Weinstein were shareholders of First Sunrise, Inc., a blank check company whose initial public offering was declared effective by the Securities and Exchange Commission on June 9, 1998. Pursuant to First Sunrise, Inc.'s offering, 100,000 shares of common stock were offered at $.50 per share. First Sunrise, Inc. raised a total of $50,000 in this offering. On December 8, 1999 FSI merged into Platinum Executive Search, Inc., a company involved in executive search and placement. Pursuant to the terms of this merger, First Sunrise registered shares were forward split 1 for 1.96648, and First Sunrise unregistered shares were reverse split 1 for .3634383. All shares of Platinum Executive Search were cancelled and First Sunrise issued 5,555,475 shares of First Sunrise common stock to former Platinum Executive Search shareholders. Management of FSI resigned immediately upon effectiveness of the merger. In addition to shares purchased in FSI's private placement offering, Schonfeld & Weinstein, L.L.P. received 65,114 shares of FSI common stock upon consummation of the merger with Platinum Executive Search, Inc. Platinum Executive Search, Inc., which charged its name to Global Sources Limited, is an operating company with publicly traded shares. Schonfeld & Weinstein, L.L.P. was retained for a short while thereafter, but has had no further involvement with Global Sources Limited.

Both Joel Schonfeld and Andrea Weinstein were shareholders of Transpacific International Group Corp., a blank check company, whose initial public offering was declared effective by the Securities and Exchange Commission on August 12, 1996. Pursuant to that initial public offering, the company offered 3,000 shares of common stock at $6.00 per share for a total offering of $18,000. On February 12, 1998, Transpacific International Group Corp. merged with Coffee Holding Co., Inc., a coffee wholesaler, distributor and roaster. Pursuant to the merger with Coffee Holding Co., Inc., shares of Transpacific International Group Corp. were split ten for one (10:1), after which Transpacific issued 3,000,000 shares to Coffee Holding Co., Inc. in exchange for all of the issued and outstanding shares of Coffee Holding Co., Inc. Management of Transpacific International Group Corp. resigned immediately upon effectiveness of the merger. Neither Andrea Weinstein nor Joel Schonfeld has had any subsequent involvement with that company.

Joel Schonfeld and Andrea Weinstein were shareholders of The Brian H. Corp., a blank check company. In its initial public offering, declared effective by the Securities and Exchange Commission on October 23, 1995, The Brian H. Corp. offered 12,500 shares of common stock at $4.00 per share for a total of $50,000. The shares and offering proceeds were held in escrow while the company searched for business combinations. The eighteen-month period proscribed by Rule 419, expired without The Brian H. Corp. finding a business combination. As a result, all offering proceeds (less 10%) were returned to investors, and the shares were returned to the company.

Joel Schonfeld and Andrea Weinstein were shareholders of Joshua J., Ltd., a blank check company. In its initial public offering, declared effective by the Securities and Exchange Commission on January 12, 1995, Joshua J., Ltd. offered 10,000 shares of common stock at $5.00 per share. $50,000 was raised in this offering. The shares and offering proceeds were held in escrow while the company searched for business combinations. The eighteen-month period proscribed by Rule 419, expired without Joshua J., Ltd. finding a business combination. As a result, all offering proceeds (less 10%) were returned to investors, and the shares were returned to the company.

Joel Schonfeld was a shareholder of Metamorphic Corporation, a blank check company. In its initial public offering, declared effective by the Securities and Exchange Commission on October 12, 1994, Metamorphic Corporation offered 10,000 units at $7.00 per unit. $70,000 was raised in this offering. The units and offering proceeds were held in escrow while the company searched for business combinations. The eighteen- month period proscribed by Rule 419, expired without Metamorphic Corporation finding a business combination. As a result, all offering proceeds (less 10%) were returned to investors, and the shares were returned to the company.

Mr. Schonfeld and Ms. Weinstein were shareholders of Jackson Holding Co., a blank check company, which merged into China Energy Resources Corporation on June 19, 1996. The Securities and Exchange Commission declared Jackson Holding Corp.'s initial public offering effective on December 21, 1994. In its initial public offering, Jackson Holding Corp. offered for sale 10,000 shares of common stock at $5.00 per share. All shares offered were sold; $50,000 was raised. Pursuant to the merger with China Energy Resources Corporation, all of the issued and outstanding shares of Jackson Holding Corp. common stock were exchanged for a total of 110,000 shares of China Energy Resources Corporation common stock. Neither Mr. Schonfeld, nor Ms. Weinstein has had any subsequent involvement with that company.

Mr. Schonfeld was a shareholder of Mandi of Essex, Ltd., a blank check company. The initial public offering of Mandi of Essex, Ltd. was declared effective by the S.E.C. on July 25, 1991. 5,000 units were offered at $5.00 per unit, each unit consisting of one share of common stock and twenty (20) class A redeemable common stock purchase warrants. Each class A warrant could be redeemed for one (1) share of common stock and one class B redeemable common stock purchase warrant. Each class B warrants entitled the holder to purchase one (1) share of common stock. $25,000 was raised in the initial public offering. On April 27, 1994, Mandi of Essex, Ltd. acquired CityScape Financial Corp., pursuant to which, all of the outstanding common stock of CityScape was acquired by Mandi in exchange for 4,140,000 shares of Mandi common stock. CityScape Financial Corp. is currently an operating company, with publicly trading shares. Mr. Schonfeld has not been involved with Mandi of Essex/CityScape Financial Corp. since the acquisition.

Patricia Francill, President and a director of Cornish, served as Secretary/Treasurer and director of Taylor Equities Inc., a blank check company, from January 1990 to January 1992 Taylor Equities, Inc. which successfully completed a merger with The Freight Connection Inc., at which point Ms. Francill resigned. Ms. Francill received no compensation from Taylor Equities. Taylor Equities, Inc. Taylor’s initial public offering was declared effective by the SEC on July 10, 1989. Taylor Equities raised $25,000 by offering 100,000 units at $.125 per unit. Each unit consisted of 1 share of common stock and one warrant. The Freight Connection Inc. is an operating company with publicly traded shares. Ms. Francill has had no further involvement with this company.

Each of the aforementioned companies was formed to raise money for potential business combinations.

DESCRIPTION OF SECURITIES

COMMON STOCK

Cornish is authorized to issue 30,000,000 shares of common stock, $.0001 par value per share, of which 300,000 shares were issued and outstanding as of the date of this prospectus and 5,000,000 shares of preferred stock, $.0001 par value per share. Each outstanding share of common stock is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by the owners thereof at meetings of the stockholders.

All shares of common stock that are the subject of this offering, when issued, will be fully paid for and non-assessable, with no personal liability attaching to the ownership thereof. At the completion of this offering, the present officers and directors and present shareholders will beneficially own 75% of the then outstanding shares. Accordingly, after completion of this offering, the present shareholders of Cornish will be in a position to control all of the affairs of Cornish.

FUTURE FINANCING

In the event the proceeds of this offering are not sufficient to enable Cornish to successfully find a business combination Cornish may seek additional financing. At this time Cornish believes that the proceeds of this offering will be sufficient for such purpose and therefore does not expect to issue any additional securities before the consummation of a business combination. However, Cornish may issue additional securities, incur debt or procure other types of financing if needed. Cornish has not entered into any agreements, plans or proposals for such financing and as of present has no plans to do so. Cornish will not use the deposited funds as collateral or security for any loan or debt incurred. Further, the deposited funds will not be used to pay back any loan or debts incurred by Cornish. If Cornish does require additional financing, there is no guarantee that such financing will be available to it or if available that such financing will be on terms acceptable to Cornish.

REPORTS TO STOCKHOLDERS

Cornish intends to furnish its stockholders with annual reports containing audited financial statements as soon as practicable at the end of each fiscal year.

DIVIDENDS

Cornish was only recently organized, has no earnings, and has paid no dividends to date. Since Cornish was formed as a blank check company with its only intended business being the search for an appropriate business combination, Cornish does not anticipate having any earnings until such time that a business combination is reconfirmed by the stockholders. However, there are no assurances that upon the consummation of a business combination, Cornish will have earnings or issue dividends. Therefore, it is not expected that cash dividends will be paid to stockholders until after a business combination is reconfirmed.

TRANSFER AGENT

Cornish intends to appoint Transfer Online, Inc. as the Transfer Agent for Cornish.

PLAN OF DISTRIBUTION

Cornish is offering the right to subscribe for 100,000 shares at $.20 per share. Cornish proposes to offer the shares directly in a self-underwritten offering on an all or none basis, and no compensation is to be paid to any person in connection with the offer and sale of the shares. Cornish's directors, Patricia A. Francill, and John Vidaver, shall distribute prospectuses related to this offering. Cornish estimates approximately 100 to 200 prospectuses shall be distributed in such a manner. Patricia A. Francill, and John Vidaver intend to distribute prospectus to acquaintances, friends and business associates. Patricia A. Francill, and John Vidaver shall conduct the offering. Although Patricia A. Francill and John Vidaver are "associated persons" of Cornish as that term is defined in the Securities Exchange Act of 1934, they are deemed not to be brokers for the following reasons: (1) they are not subject to a statutory disqualifications as that term is defined in Section 3(a)(39) of the Exchange Act at the time of his participation in the sale of Cornish's securities; (2) they will not be compensated in connection with their participation in the sale of Cornish's securities by the payment of commission or other remuneration based either directly or indirectly on transactions in securities; (3) none of them are an associated person of a broker or dealer at the time of his/her participation in the sale of Cornish's securities; and (4) each associated person shall restrict his/her participation to the following activities:

(a) preparing any written communication or delivering such communication through the mails or other means that does not involve oral solicitation by the associated person of a potential purchaser;

(b) responding to inquiries of a potential purchasers in a communication initiated by the potential purchasers, provided however, that the content of such responses are limited to information contained in a registration statement filed under the Securities Act of 1933 or other offering document; or

(c) performing ministerial and clerical work involved in effecting any transaction.

As of the date of this Prospectus, no broker has been retained by Cornish in connection with the sale of securities being offered hereby. In the event a broker who may be deemed an Underwriter is retained by Cornish, an amendment to Cornish's Registration Statement will be filed with the Securities and Exchange
Commission.

Neither Cornish nor anyone acting on its behalf including Cornish's shareholders, officers, directors, promoters, affiliates or associates will approach a market maker or take any steps to request or encourage a market in these securities either prior or subsequent to an acquisition of any business opportunity. There have been no preliminary discussions or understandings between Cornish or anyone acting on its behalf and any market maker regarding the participation of any such market maker in the future trading market, if any, for Cornish's securities, nor does Cornish have any plans to engage in such discussions. Cornish does not intend to use consultants to obtain market makes. No member of management, promoter or anyone acting at their direction will recommend, encourage or advise investors to open brokerage accounts with any broker-dealer that is obtained to make a market in the shares subsequent to the acquisition of any business opportunity. Cornish's investors shall make their own decisions regarding whether to hold or sell their shares. Cornish shall not exercise any influence over investors' decisions. There are no minimum purchase requirements.

PENNY STOCK

Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. If the Company's Common Stock becomes subject to the penny stock rules, investors in this offering may find it more difficult to sell their shares.

METHOD OF SUBSCRIBING

Persons may subscribe by filling in and signing the subscription agreement and delivering it, prior to the expiration date (as defined below), to Cornish. The subscription price of $.20 per share must be paid by check, bank draft or postal express money order payable in United States dollars to the order of Cornish Holding Corporation and Schonfeld & Weinstein, L.L.P. as escrow agent. This offering is being made by Cornish in a self-underwritten offering on an all or none basis. Thus, unless all 100,000 shares are sold, none will be sold.

Cornish’s officers, directors, current shareholders and any of their affiliates or associates may purchase a portion of the shares offered in this offering. The aggregate number of shares which may be purchased by such persons shall not exceed 20% of the number of shares sold in this offering. Such purchases may be made in order to close the "all or nothing" offering. Shares purchased by Cornish’s officers, directors and principal shareholders will be acquired for investment purposes and not with a view towards distribution.

EXPIRATION DATE

This offering will expire 90 days from the date of this prospectus, or 180 days from the date of this prospectus if extended by Cornish.

LITIGATION

Cornish is not presently a party to any litigation, nor to the knowledge of management is any litigation threatened against Cornish, which may materially affect Cornish.

LEGAL OPINIONS

Randall S. Newman, Esq., 80 Wall Street, New York, New York 10005, special counsel to Cornish, has rendered an opinion that the shares will be validly issued.

EXPERTS

The balance sheet of Cornish as of December 31, 2004, and the related statements of operations, changes in stockholders' equity, and cash flows for the period March 26, 2004 (date of incorporation) through December 31, 2004 included in this Prospectus and incorporated by reference in the Registration Statement, have been audited by Michael T. Studer, CPA, P.C., independent auditor, as stated in his report appearing herein and incorporated by reference in the Registration Statement, and are included and incorporated by reference in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

FURTHER INFORMATION

Cornish has filed with the Securities and Exchange Commission, a Registration Statement on Form SB-2 with respect to this the securities offered by this prospectus. This prospectus omits certain information contained in the Registration Statement as permitted by the Rules and Regulations of the Commission. Reports and other information filed by Cornish may be inspected and copied at the public reference facilities of the Commission in Washington, D.C. Copies of such material can be obtained from the contents of any contract or other document referred to are not complete and where such contract or other document is an exhibit to the Registration Statement, each such statement is deemed qualified and amplified in all respects by the provisions of the exhibit.

CORNISH HOLDING CORPORATION
(A Development Stage Company)

F-1

REPORT OF INDEPENDENT AUDITOR

To the Board of Directors and Stockholders of
Cornish Holding Corporation

I have audited the accompanying balance sheet of Cornish Holding Corporation (the Company), a development stage company, as of December 31, 2004 and the related statements of operations, changes in stockholders’ equity, and cash flows for the period March 26, 2004 (date of inception) to December 31, 2004. These financial statements are the responsibility of the Company’s management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cornish Holding Corporation, a development stage company, as of December 31, 2004 and the results of its operations and its cash flows for the period March 26, 2004 (date of inception) to December 31, 2004 in conformity with accounting principles generally accepted in the United States.

/s/ Michael T. Studer CPA P.C.

Michael T. Studer CPA P.C.
Freeport, New York
January 27, 2005

CORNISH HOLDING CORPORATION
(A Development Stage Company)
Balance Sheet
December 31, 2004

Assets

Current assets:
Cash	$605

Total current assets	605

Other assets:
Deferred offering costs	625
Organization costs	230

Total assets	$1,460

Liabilities and Stockholders' Equity

Current liabilities:
Accounts payable and accrued expenses	$43

Total current liabilities	43

Other liabilities	-

Total liabilities	43

Stockholders' equity:
Preferred stock, $.0001 par value;
5,000,000 shares authorized, none issued	-
Common stock, $.0001 par value; 30,000,000 shares
authorized, 300,000 shares issued and outstanding	30
Additional paid-in capital	1,470
Deficit accumulated during the development stage	(83)

Total stockholders' equity	1,417

Total liabilities and stockholders' equity	$1,460

See notes to financial statements.

CORNISH HOLDING CORPORATION
(A Development Stage Company)
Statement of Operations
For the Period March 26, 2004 (Inception) to December 31, 2004

Revenues	$-

Expenses:
General and administrative	83

Total expenses	83

Net loss	$(83)

Net loss per share, basic and diluted	$(0.00)

Weighted average number of common
shares outstanding, basic and diluted	300,000

See notes to financial statements.

CORNISH HOLDING CORPORATION
(A Development Stage Company)
Statement of Changes in Stockholders' Equity
For the Period March 26, 2004 (Inception) to December 31, 2004

				Deficit
				Accumulated
			Additional	During the	Total
	Common Stock		Paid-In	Development	Stockholders'
	Shares	Amount	Capital	Stage	Equity

Sale of common stock to three
investors (two of which are both an
officer and a director of the Company)
at a price of $.005 per share	300,000	$30	$1,470	$-	$1,500

Net loss for the period March 26, 2004
to December 31, 2004	-	-	-	(83)	(83)

Balances, December 31, 2004	300,000	$30	$1,470	$(83)	$1,417

See notes to financial statements.

CORNISH HOLDING CORPORATION
(A Development Stage Company)
Statement of Cash Flows
For the Period March 26, 2004 (Inception) to December 31, 2004

Cash flows from operating activities:
Net loss	$(83)
Amortization of organization costs	40
Changes in assets and liabilities:
Organization costs	(270)
Accounts payable and accrued expenses	43

Net cash provided by operating activities	(270)

Cash flows from investing activities	-

Cash flows from financing activities:
Proceeds from sales of common stock	1,500
Deferred offering costs incurred	(625)

Net cash provided by financing activities	875

Net increase in cash	605

Cash, beginning of period	-

Cash, end of period	$605

Supplemental disclosures of cash flow information:
Interest paid	$-

Income taxes paid	$-

See notes to financial statements.

CORNISH HOLDING CORPORATION
(A Development Stage Company)
Notes to Financial Statements
For the Period March 26, 2004 (Inception)
to December 31, 2004

NOTE 1 - ORGANIZATION

Cornish Holding Corporation (“Cornish” or the “Company”) was incorporated in the State of Delaware on March 26, 2004. The Company is a “blank check” company that plans to look for a suitable business to merge with or acquire.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation - The Company has been presented as a “development stage enterprise” in accordance with Statement of Financial Accounting Standards (“SFAS”) No.7, “Accounting and Reporting by Development Stage Enterprises”. Since inception, the Company’s activities have been limited to organizational efforts, obtaining initial financing, and working on filings with the Securities and Exchange Commission relating to the Company’s proposed public offering (see note 6).

Deferred offering costs - Deferred offering costs relating to the Company’s public offering will be charged to additional paid-in capital upon the successful completion of the offering or expensed in the event that the offering is not completed.

Use of estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair value of financial instruments - The Company’s financial instruments consist of cash and accounts payable and accrued expenses, which approximate fair value because of their short maturity.

Income taxes - Income taxes are accounted for under the assets and liability method. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.

Net loss per common share - Basic and diluted net loss per common share has been calculated based upon the weighted average number of common shares outstanding.

NOTE 3 - STOCKHOLDERS’ EQUITY

In October 2004, the Company sold 300,000 shares of its common stock at a price of $.005 per share, or $1,500 total, to three investors, two of which are both an officer and director of the Company.

NOTE 4 - INCOME TAXES

No provisions for income taxes have been recorded since the Company has incurred losses since inception.

At December 31, 2004, deferred tax assets consist of:

Net operating loss carryforwards	$28
Less valuation allowance	(28)

Net	$-

Based on management ‘s present assessment, the Company has not yet determined it to be more likely than not that a deferred tax asset of $28 attributable to the future utilization of $83 of net operating loss carryforwards as of December 31, 2004 will be realized. Accordingly, the Company has provided a 100% allowance against the deferred tax asset in the financial statements at December 31, 2004. The Company will continue to review this valuation allowance and make adjustments as appropriate. The net operating loss carryforwards expire in year 2024.

NOTE 5 - RELATED PARTY TRANSACTIONS

The Company has been using as its office the office of Patricia A. Francill, the president of the Company, at no cost to the Company. Although there is no agreement between the parties, management expects this arrangement to continue until a business combination is effected.

NOTE 6 - PROPOSED PUBLIC OFFERING

The Company plans to file a registration statement with the Securities and Exchange Commission involving a public offering of Company common stock (the ”Offering”). The Offering is planned to be for the sale of 100,000 shares of the Company’s common stock at a purchase price of $.20 per share. The shares shall be sold exclusively by the Company in a self-underwritten offering on an all or none basis for a period of ninety days. If the offering has not been sold within the first ninety days, the Offering may be extended an additional ninety days. All offering proceeds shall remain in escrow until the Company has completed a merger or acquisition according to the terms of Rule 419 of the Securities Act of 1933.

Rule 419 requires that offering proceeds after deduction for underwriting commissions, underwriting expenses and deal allowances and securities issued be deposited into an escrow or trust account (the “Deposited Funds” and “Deposited Securities”, respectively) governed by an agreement which contains certain terms and provisions specified by the Rule. Under Rule 419, the Deposited Funds and Deposited Securities will be released to the Company and to the investors, respectively, only after the Company has met the following three basic conditions. First, the Company must execute an agreement(s) for an acquisition(s) meeting certain prescribed criteria. Second, the Company must file a post-effective amendment to the registration statement that includes the terms of a reconfirmation offer that must contain conditions prescribed by the rules. The post-effective amendment must also contain information regarding the acquisition candidate(s) and its business(es), including audited financial statements. The agreement(s) must include, as a condition precedent to their consummation, a requirement that the number of investors representing 80% of the maximum proceeds must elect to reconfirm their investments. Third, the Company must conduct the reconfirmation offer and satisfy all of the prescribed conditions, including the condition that investors representing 80% of the Deposited Funds must elect to remain investors. The post-effective amendment must also include the terms of the reconfirmation offer mandated by Rule 419. The reconfirmation offer must include certain prescribed conditions that must be satisfied before the Deposited Funds and Deposited Securities can be released from escrow. After the Company submits a signed representation to the escrow agent that the requirements of Rule 419 have been met and after the acquisition(s) is consummated, the escrow agent can release the Deposited Funds and Deposited Securities. Investors who do not reconfirm their investments will receive the return of a pro-rata portion thereof; and in the event investors representing less than 80% of the Deposited Funds reconfirm their investments, the Deposited Funds will be returned to the investors on a pro-rata basis.

F-7

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Delaware General Corporation Law, as amended, provides for the indemnification of Cornish's, directors and corporate employees and agents under certain circumstances as follows:

INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS; INSURANCE.

(a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstance of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such court shall deem proper.

(c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

(e) Expenses incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses including attorneys' fees incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

(f) The indemnification and advancement expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

(h) For purposes of this Section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation including absorbed in a consolidation of merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation as he would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner" not opposed to the best interests of the corporation" as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

Article VII of Cornish’s By-laws provides for the indemnification of Cornish’s officers, directors, and corporate employees and agents under certain circumstances as follows:

Article VII provides that Cornish will hold harmless and will indemnify all officers, directors, employees and agents of Cornish against all expense, liability and loss reasonably incurred or suffered by such person in its connection as such with Cornish. Cornish shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person (except against Cornish) only if such proceeding was authorized by Cornish’s Board of Directors.

If a claim under the above paragraph is not paid in full by Cornish within 30 days after a written claim has been received by Cornish, the claimant may at anytime thereafter bring suit against Cornish to recover the unpaid amount of the claim. If the claimant is successful, it is entitled to be paid the expense of prosecuting such claim, as well.

Notwithstanding any limitations in other sections of the By-laws, Cornish will, to the fullest extend permitted by Section 145 of the General Corporation Law of Delaware, indemnify any and all persons whom it has the power to indemnify against any and all of the expense, liabilities and loss, and this indemnification shall not be deemed exclusive of any other rights to which the indemnities may be entitled under any By-law, agreement, or otherwise, both as to action in his/her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such persons.

Cornish may, at its own expense, maintain insurance to protect itself and any director, officer, employee or agent of Cornish against any such expense, liability or loss, whether or not Cornish would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

ITEM 25. EXPENSES OF ISSUANCE AND DISTRIBUTION

The other expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered are estimated as follows:

Securities and Exchange Commission
Registration Fee	$2.53
Accounting Fees	$2,000
Printing and Engraving	$500
Blue Sky Qualification Fees and Expenses	$1,000
Miscellaneous	$500
Transfer Agent Fee	$100
TOTAL	$4,102.53

Neither Cornish nor any person acting on its behalf offered or sold the securities by means of any form of general solicitation or general advertising. All purchases were accredited or sophisticated investors. No one purchased the securities with a view towards resale.

Each purchaser represented in writing that he/she acquired the securities for his own account. A legend was placed on the certificates stating that the securities have not been registered under the Act and setting forth the restrictions on their transferability and sale. Each purchaser signed a written agreement that the securities will not be sold without registration under the Act.

ITEM 27. EXHIBITS

3.1	Certificate of Incorporation.

3.2	By-Laws.

4.0	Specimen Certificate of Common Stock.

99.0	Form of Escrow Agreement.

5.0	Opinion of Counsel.

23.1	Independent Accountant's Consent to Use Opinion.

23.2	Counsel's Consent to Use Opinion.*

* contained in exhibit 5.0

ITEM 28. UNDERTAKINGS

The registrant undertakes:

(1)    To file, during any period in which offers or sales are being made, post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10 (a) (3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the Effective Date of the registration statement or the most recent post-effective amendment thereof which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, including, but not limited to, any addition or deletion of managing underwriter;

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be treated as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    To deposit into the Escrow Account at the closing, certificates in such denominations and registered in such names as required by Cornish to permit prompt delivery to each purchaser upon release of such securities from the Escrow Account in accordance with Rule 419 of Regulation C under the Securities Act. Pursuant to Rule 419, these certificates shall be deposited into an escrow account, not to be released until a business combination is consummated.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to any provisions contained in its Certificate of Incorporation, or by-laws, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of New York, State of New York, on January 27, 2005.

     Cornish Holding Corporation

By: /s/ Patricia Francill
Patricia Francill, President

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

/s/ Patricia Francill
Patricia Francill, President	Dated: January 27, 2005

/s/John Vidaver
John Vidaver, Chief Financial Officer, Secretary, Director	Dated: January 28, 2005